UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

Altair Engineering Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38263	38-2591828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 30, 2024, Altair Engineering Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Siemens Industry Software Inc., a Delaware corporation (“Parent”) and Astra Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Capitalized terms used but not defined herein shall the meanings given to them in the Merger Agreement.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A Common Stock of the Company, par value $0.0001 per share (collectively, the “Class A Common Shares”) and each share of Class B Common Stock of the Company, par value $0.0001 per share (collectively, the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”) (including any Common Shares to the extent issued in accordance with the terms of the Merger Agreement and the Convertible Notes Indenture, but excluding (i) Common Shares held by the Company as treasury shares or owned by Parent, Merger Sub, or any other Subsidiary of Parent immediately prior to the Effective Time and (ii) Dissenting Company Shares) issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive $113.00 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at or immediately prior to the Effective Time:

•

Each stock option of the Company that has a per share exercise price less than the Merger Consideration and that is (i) issued and outstanding immediately prior to the Effective Time and (ii)(A) vested and exercisable at the Effective Time (after taking into consideration any accelerated vesting that may occur under the terms of such option in connection with the transactions contemplated by the Merger Agreement) or (B) would by its terms have become vested and exercisable no later than December 31, 2025, assuming the holder’s continued employment or service through the applicable vesting date (collectively, the “Vested Company Options”), and each option of the Company held by a nonemployee director, whether or not vested, that has a per share exercise price less than the Merger Consideration (collectively, the “Director Options”), will vest (to the extent unvested) and be canceled and converted into the right to receive an amount in cash (without interest) equal to (x) the number of Class A Common Shares subject to such Vested Company Option or Director Option immediately prior to the Effective Time multiplied by (y) the excess of the Merger Consideration over the per share exercise price applicable to such Vested Company Option or Director Option, less any applicable withholding Taxes;

•

Each stock option of the Company, other than a Director Option, that has a per share exercise price less than the Merger Consideration, is issued and outstanding immediately prior to the Effective Time and that is eligible to vest by its terms on or after January 1, 2026 (collectively, the “Unvested Company Options”) will be canceled and converted into the right to receive an amount in cash equal to (x) the number of Class A Common Shares subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (y) the excess of the Merger Consideration over the per share exercise price applicable to such Unvested Company Option, which cash award will continue to vest (subject to full acceleration upon a termination without “cause” (as determined by the Surviving Corporation) or for “good reason” (to the extent such holder has an agreement or participates in a company plan that provides for severance benefits upon a resignation for good reason, and as defined in such agreement or company plan) (if applicable)) following the Effective Time and will be paid by the surviving corporation following the Effective Time on the last day of the calendar quarter preceding the quarter in which such Unvested Company Option would have otherwise vested in accordance with the vesting schedule in effect immediately prior to the Effective Time, less any applicable withholding Taxes;

•	Each stock option of the Company that has a per share exercise price that is equal to or greater than the Merger Consideration (if any) will be canceled without payment;

•

Each vested restricted stock unit of the Company that is issued and outstanding immediately prior to the Effective Time and is either (i) vested at the Effective Time (after taking into consideration any accelerated vesting that may occur under the existing terms of such Company RSU in connection with the transactions contemplated by the Merger Agreement) or (ii) would by its terms have become vested no later than December 31, 2025, assuming the holder’s continued employment or service through such applicable vesting date (collectively, the “Vested Company RSUs”), and each restricted stock unit of the Company held by a nonemployee director, whether or not vested (collectively, the “Director RSUs”) will vest and be canceled and converted into the right to receive an amount in cash equal to (x) the number of Class A Common Shares subject to such Vested Company RSU or Director RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less any applicable withholding Taxes; and

•

Each unvested restricted stock unit of the Company, other than a Director RSU, that is issued and outstanding as of immediately prior to the Effective Time and that is eligible to vest by its terms on or after January 1, 2026 (collectively, the “Unvested Company RSUs”) will be canceled and converted into the right to receive an amount in cash equal to (x) the number of Class A Common Shares subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, which cash award will continue to vest (subject to full acceleration upon a termination without “cause” (as determined by the Surviving Corporation) or for “good reason” (to the extent such holder has an agreement or participates in a company plan that provides for severance benefits upon a resignation for good reason, and as defined in such agreement or company plan) (if applicable)) following the Effective Time, and will be paid by the surviving corporation following the Effective Time on the last day of the calendar quarter preceding the quarter in which such Unvested Company RSU would have otherwise vested in accordance with the vesting schedule in effect immediately prior to the Effective Time, less any applicable withholding Taxes.

If the Merger is consummated, the Company’s securities will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable after the Effective Time.

Closing Conditions

The consummation of the Merger (the “Closing”) is subject to certain customary mutual conditions, including (i) the approval of the Company’s stockholders holding a majority of the voting power of the outstanding Common Shares entitled to vote on the adoption of the Merger Agreement, voting together as a single class (the “Company Stockholder Approval”), (ii) the absence of any order or law issued by any governmental authority of competent jurisdiction prohibiting, rendering illegal or enjoining the consummation of the Merger, (iii) the expiration or termination of any waiting period (and any extensions thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any commitment to, or agreement with, any governmental authority to delay or not consummate the Merger, and (iv) the receipt of all required consents, approvals, notifications or filings from or to any governmental authority under the antitrust and foreign investment laws of certain other jurisdictions.

The obligation of each party to consummate the Merger is also conditioned upon (i) performance and compliance by the other party in all material respects with its pre-Closing obligations and covenants under the Merger Agreement, (ii) the accuracy of the representations and warranties of the other party as of the Closing (subject to customary materiality qualifiers), and (iii) in Parent’s case, the absence of a continuing material adverse effect with respect to the Company and its subsidiaries, taken as a whole. The Merger is not subject to a financing condition.

Representations and Warranties and Covenants

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, the Company has agreed, among other things, to covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and Closing. In addition, subject to certain exceptions, the Company has agreed to covenants relating to (i) the submission of the Merger Agreement to the Company’s stockholders at a meeting thereof for approval (the “Company Stockholders Meeting”) and (ii) recommendation by the board of directors of the Company (the “Board”) in favor of the adoption by the Company’s stockholders of the Merger Agreement.

No Solicitation

The Company is subject to customary “no-shop” restrictions on the Company’s ability to solicit alternative acquisition proposals, to furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to furnish information to, and participate in discussions or negotiations with, third parties with respect to an alternative acquisition proposal if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such alternative acquisition proposal either (i) constitutes a superior proposal or (ii) would reasonably be expected to lead to a superior proposal, and that failure to engage in negotiations or discussions with such third parties would be inconsistent with its fiduciary duties.

Termination and Fees

The Merger Agreement contains certain customary termination rights for the Company and Parent. Parent and the Company may agree to terminate the Merger Agreement by mutual written consent. Either the Company or Parent may terminate the Merger Agreement if (i) the Merger has not been consummated on or before October 30, 2025 (the “End Date”) or, if the Closing has not occurred by the End Date solely due to a failure to obtain required regulatory approvals, April 30, 2026 (the “Extended End Date”), (ii) any applicable law or final, irreversible and non-appealable order that permanently prohibits, renders illegal or enjoins the Merger is issued by any government authority of competent jurisdiction, (iii) the Company Stockholder Approval is not obtained at the Company Stockholders Meeting at which a vote on the adoption of the Merger Agreement is held, or (iv) the other party breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances. In addition, the Company may, under certain circumstances, terminate the Merger Agreement in order for the Company to enter concurrently into a definitive written agreement with respect to an unsolicited superior acquisition proposal, subject to the Company having first complied with its obligations under the “no-shop” provisions, including Parent’s matching rights and payment of the Company Termination Fee (as defined below) to Parent, as set forth in the Merger Agreement. In addition, Parent may, under certain circumstances, terminate the Merger Agreement if the Board changes or adversely modifies its recommendation that the Company’s stockholders vote in favor of adopting the Merger Agreement.

The Company is required to pay to Parent a one-time fee equal to $372.0 million (the “Company Termination Fee”) if the Merger Agreement is terminated (i) by the Company in order for the Company to enter into a definitive written agreement with respect to an unsolicited superior acquisition proposal, (ii) by Parent because the Board changes or adversely modifies its recommendation that the Company’s stockholders vote in favor of adopting the Merger Agreement, or (iii) prior to the receipt of the Company Stockholder Approval, by (a) either party due to failure to close by the End Date (or Extended End Date, as applicable) or failure to obtain the Company Stockholder Approval or (b) Parent in connection with the Company breaching its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied (subject to a cure period in certain circumstances), but only if, in the case of this clause (iii), an alternative acquisition proposal was publicly announced (or solely in the case of clause (b) made to the Board) after the date of the Merger Agreement and prior to the Company’s Stockholders Meeting, and not withdrawn, and, within 12 months after termination of the Merger Agreement, a definitive agreement for the alternative acquisition proposal is entered into or consummated.

Parent is required to pay to the Company a one-time fee equal to $638.0 million (the “Parent Termination Fee”) if the Merger Agreement is terminated by the Company or Parent due to (i) failure to close by the End Date (or Extended End Date, as applicable) or (ii) any applicable law or final, irreversible non-appealable order that permanently prohibits, renders illegal or enjoins the Merger is issued by any government authority of competent jurisdiction, and at such time, the only conditions to the closing not satisfied are (a) receipt of the required regulatory approvals or (b) only in the case of clause (ii) the absence of any order or law issued by any governmental authority of competent jurisdiction prohibiting, rendering illegal or enjoining the consummation of the Merger, solely related to competition and foreign direct investment laws.

The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement under certain circumstances.

Voting Agreement

On October 30, 2024, concurrently with the execution and delivery of the Merger Agreement, James R. Scapa, including his affiliated entities and trusts (the “Supporting Shareholders”), have, together with the Company, entered into a Voting and Support Agreement (the “Voting Agreement”) with Parent, pursuant to which the

Supporting Shareholders agree, among other things, to (i) vote all of the Common Shares held by them in favor of the adoption of the Merger Agreement at the Company Stockholders Meeting, (ii) not transfer their Common Shares, subject to certain limited exceptions, and (iii) comply with the non-solicitation obligations in the Merger Agreement (described above). In the aggregate, the Voting Agreement obligates the Supporting Shareholders to vote approximately 54% of the outstanding Common Shares in favor of adoption of the Merger Agreement.

Deed of Guarantee

On October 30, 2024, prior to or concurrently with the execution and delivery of the Merger Agreement, Siemens AG, a German stock corporation and the ultimate parent company of Parent (the “Guarantor”), Parent and the Company entered into a Parent Company Guarantee Deed (the “Guarantee”), provided by the Guarantor in favor of the Company, pursuant to which, the Guarantor agrees, among other things, to irrevocably and unconditionally guarantee to the Company the discharge and performance of all (i) payment obligations of Parent under the Merger Agreement, including the Parent Termination Fee and related expenses, the Merger Consideration, the fees, costs and expenses incurred by Parent and the Company related to obtaining the required regulatory approvals and any amounts payable by Parent pursuant to Section 10.02 of the Merger Agreement, in the event the Merger Agreement is terminated, subject to a cap at the maximum aggregate liability of Parent under the Merger Agreement, and (ii) Parent obligations related to regulatory undertakings and filings, subject to the terms and conditions set forth in the Merger Agreement and the Guarantee.

The Merger Agreement, the Voting Agreement, the Guarantee and the above descriptions have been included to provide investors with information regarding each of their terms. They are not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Parent included in their public reports filed with the Securities and Exchange Commission (the “SEC”) or otherwise. The representations, warranties and covenants contained in the Merger Agreement, the Voting Agreement and the Guarantee were made only for purposes of the Merger Agreement, the Voting Agreement and the Guarantee, as applicable, and, as of specific dates, were solely for the benefit of the parties to the Merger Agreement, the Voting Agreement and the Guarantee, as applicable, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, the Voting Agreement and the Guarantee, as applicable, instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates.

The foregoing descriptions of the Merger Agreement, the Voting Agreement, the Guarantee and the transactions contemplated thereby, including the Merger, do not purport to be complete and are qualified in their entirety by reference to the actual Merger Agreement, Voting Agreement and Guarantee. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference. A copy of the Voting Agreement is filed as Exhibit 10.1 to this Report and incorporated herein by reference. A copy of the Guarantee is filed as Exhibit 10.2 to this Report and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 30, 2024, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Important Information and Where to Find It

This communication relates to a proposed transaction between the Company and Parent. In connection with this proposed transaction, the Company will file a proxy statement on Schedule 14A or other documents with the SEC. This communication is not a substitute for any proxy statement or other document the Company may file with the

SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement, when available, will be mailed to stockholders of the Company as applicable. Investors and security holders will be able to obtain free copies of these documents, when available, and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at https://investor.altair.com or by contacting the Company’s primary investor relations contact by email at ir@altair.com or by phone at (248) 614-2400.

Participants in Solicitation

The Company, Parent, Siemens AG, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company, their ownership of Company Common Shares, and the Company’s transactions with related persons is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024 (and which is available at

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000095017024018804/altr-20231231.htm), in its proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders in the sections entitled “Corporate Governance Matters,” “Security Ownership of Certain Beneficial Owners and Management” and “Transactions with Related Persons”, which was filed with the SEC on April 5, 2024 (and which is available at

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000119312524087903/d722499ddef14a.htm), certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the proposed transaction, including the expected timing and closing of the proposed transaction; the Company’s ability to consummate the proposed transaction; the expected benefits of the proposed transaction and other considerations taken into account by the Board of Directors in approving the proposed transaction; the amounts to be received by stockholders and expectations for the Company prior to and following the closing of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed transaction, (ii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company, (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (ix) the risk that competing offers will be made; (x) unexpected costs, charges or expenses resulting from the Merger, (xi) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability and (xiii) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this communication, and the Company does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 30, 2024, among Altair Engineering Inc., Siemens Industry Software Inc. and Astra Merger Sub Inc.*

10.1	Voting Agreement, dated as of October 30, 2024, by and among Siemens Industry Software Inc., Altair Engineering Inc., James R. Scapa, The James R. Scapa Declaration of Trust and JRS Investments, LLC.

10.2	Parent Company Guarantee Deed, dated as of October 30, 2024, by and between Siemens AG and Altair Engineering Inc.

99.1	Press Release with respect to the Merger, issued by Altair Engineering Inc., dated as of October 30, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2024	ALTAIR ENGINEERING INC.

	By:	/s/ James R. Scapa
James R. Scapa
Chairman & Chief Executive Officer